EXHIBIT 99.1

Contact:

Richard P. Burgoon, Jr.

Chief Executive Officer

Aeolus Pharmaceuticals, Inc.

858-695-8232

Aeolus Pharmaceuticals, Inc. Appoints Richard P. Burgoon, Jr. as

Chief Executive Officer

RESEARCH TRIANGLE PARK, N.C., January 6, 2005 /PRNewswire/ — Aeolus Pharmaceuticals, Inc. (OTC Bulletin Board: AOLS.OB) announced today that its Board of Directors has appointed Richard P. Burgoon, Jr. as its chief executive officer, effective January 5, 2005. Prior to Mr. Burgoon’s appointment, James D. Crapo, M.D., served as the chief executive officer of Aeolus under a six-month contract that expired on December 31, 2004. During this time period, Dr. Crapo took a leave of absence as Chairman of the Department of Medicine at the National Jewish Medical and Research Center in Denver, Colorado. Dr. Crapo will now return to the National Jewish Medical and Research Center.

Mr. Burgoon has been an executive within the biopharmaceutical industry for the majority of his 20-year career. He is a co-founder of Allon Therapeutics, Inc. (CDNX:NPC.V), a publicly-traded CNS-focused company headquartered in Vancouver BC, and GenSpera, Inc., a privately-held oncology-focused company headquartered in San Diego, California. Prior positions have included Senior Vice President, Operations and General Counsel to Arena Pharmaceuticals, Inc., where he was recruited as part of the start-up management team, Director, Business Development in USA to Choongwae Pharma Corporation, South Korea’s largest publicly-traded pharmaceutical company, Senior Director to Cephalon, Inc., and Intellectual Property Counsel to IDEC Pharmaceuticals (now, Biogen-IDEC). Mr. Burgoon, who completes his MBA from San Diego State University this year, earned his J.D. from the Franklin Pierce Law Center and undergraduate degrees in biology, psychology and political science from the University of California, Irvine.

In 2004, Aeolus initiated a Phase 1 clinical trial of AEOL 10150 in patients diagnosed with Amyotrophic Lateral Sclerosis (also known as “ALS” or “Lou Gehrig’s disease”), which trial is expected to be completed and evaluated in the first quarter of 2005. ALS, the most common motor neuron disease, results from progressive degeneration of both upper and lower motor neurons and is usually fatal within 5 years of symptom onset.

Aeolus is developing a variety of therapeutic agents based on it proprietary small molecule catalytic antioxidants, of which AEOL 10150 is the first to enter human clinical evaluation. AEOL 10150 is a small molecule catalytic antioxidant that has shown the ability to scavenge a broad range of reactive oxygen species. Because oxygen-derived free radicals are believed to be an important contributor to the pathogenesis of many diseases, Aeolus’ antioxidant mimetic drugs could evidence a broad range of potential therapeutic uses. Aeolus’ catalytic antioxidants have been shown to reduce damage to tissue in animal studies of ALS, stroke, and in diseases such as cancer/radiation therapy and chronic obstructive pulmonary disease.

The statements in this press release that are not purely statements of historical fact are forward-looking statements, and actual results might differ materially from those anticipated. These statements and other statements made elsewhere by Aeolus or its representatives, which are identified or qualified by words such as “intends,” “likely,” “will,” “suggests,” “expects,” “might,” “may,” “believe,” “could,” “should,” “would,” “anticipates,” “planned,” “goal,” “possible” or the negative of those terms or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Important factors that could cause results to differ include risks associated with uncertainties of clinical trials, scientific research, product development activities and the need to obtain funds for clinical trials and operations. These and other important risks are described in Aeolus’ reports on Form 10-K, Form 10-Q and Form 8-K and its registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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